Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-169370) of U.S. Concrete, Inc. of our reports dated March 11, 2011 relating to the financial statements, which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 11, 2011